EXHIBIT 10.D
AMENDMENT NO. 1 TO THE
VALLEY NATIONAL BANCORP DEFERRED COMPENSATION PLAN

WHEREAS, Valley National Bancorp (the “Company”) maintains the Valley National Bancorp Deferred Compensation Plan (the “Plan”), amended and restated as of October 23, 2023, for the benefit of certain eligible employees of the Company, Valley National Bank (the “Bank”) and any subsidiary of the Company which adopts the Plan with the consent of the Company’s Board of Directors; and

WHEREAS, the Plan provides that the Compensation and Human Resources Committee of the Company’s Board of Directors (the “Committee”) as the administrator of the Plan; and

WHEREAS, the Committee previously delegated its authority to administer the Plan to the Company’s Chief People Officer (the “Administrator”); and

WHEREAS, Section 5.01 of the Plan provides that the Administrator shall, from time to time, execute such Plan amendments as the Company or the Administrator may deem appropriate; and

WHEREAS, at the Committee’s December 8, 2025 meeting, the Committee approved amending the Plan to: (i) allow a Participant to elect to have his or her Benefit paid in the form of a single cash lump sum or in annual installments over a period of two, three, four or five years, but only with respect to Participant Deferral Contributions and Company Matching Contributions credited to a Participant’s account on or after January 1, 2026; (ii) provide that a Participant’s election to defer a percentage of Eligible Compensation to the Plan will remain in effect from year to year unless and until such election is amended or revoked; (iii) provide that a Participant’s election as to form of payment (single cash lump sum or annual installments) will not remain in effect from year to year but rather will be defaulted to a single cash lump sum unless an alternate form of payment is affirmatively and timely elected by the Participant; and (iv) allow the Administrator to accelerate payment of a Participant’s vested Benefit to the extent that the aggregate amount of the Participant’s Benefit does not exceed the applicable dollar amount under Section 402(g)(1)(B) of the Internal Revenue Code of 1986, as amended, and such payment results in the termination of the Participant’s entire interest in the Plan.

NOW, THEREFORE, the Plan is hereby amended, effective as of January 1, 2026, as follows:

1.    Section 1.01(i) (definition of Deferral Election Agreement) is hereby amended by adding the following sentence to the end thereof:
“Notwithstanding the foregoing, effective January 1, 2026, Deferral Election Agreement shall mean the written (or electronic) form submitted by a Participant to the Administrator before the relevant Election Date, in which the Participant specifies a Deferral Percentage Election and a Payment Form Election.”

2.    Section 1.01 is hereby amended by adding the following new subsection (j) (and updating subsequent section lettering accordingly):
(j) “Deferral Percentage Election” shall mean the amount, if any, by which a Participant elects to have his or her Eligible Compensation earned during the next following Plan Year reduced and deferred under this Plan. A Participant’s Deferral Percentage Election shall remain in effect from year to year until such time as it is amended or revoked by the Participant and any such amendment or revocation shall only apply to Eligible Compensation earned by the Participant after the next relevant Election Date.

3.    Section 1.01 is hereby further amended by adding the following new subsection (t) (and updating subsequent section lettering accordingly):

(t) “Payment Form Election” shall mean the form of payment (a single cash lump sum or annual installments over a period of two, three, four or five years) in which a Participant elects to have his deferrals made after the next relevant Election Date paid upon a payment event. A Participant’s Payment Form Election shall not remain in effect from year to year. If a Participant does not make a timely Payment Form Election prior to the next relevant Election Date, deferrals made after such Election Date shall be paid in a single cash lump sum.

4.    Section 3.01(d) is hereby amended by adding the following new language to the end thereof:
“Effective January 1, 2026, a Participant’s Deferral Percentage Election shall remain in effect from year to year until such time as it is amended or revoked by the Participant and any such amendment or revocation shall only apply to Eligible Compensation earned by the Participant after the next relevant Election Date. However, a Participant’s Payment Form Election shall not remain in effect from year to year. If a Participant does not make a timely Payment Form Election prior to the next relevant Election Date, deferrals made after such Election Date shall be paid in a single cash lump sum.”

5.    Section 4.05 is hereby deleted in its entirety and replaced with the following language:
“4.05    Form and Time of Payment
A Benefit shall be paid in a single cash lump sum distribution, net of all applicable employment and income tax withholdings, and shall represent a complete discharge of any obligation under the Plan and no further benefits shall be due the Participant or any Beneficiary. Notwithstanding the foregoing, effective for Deferral Election Agreements that apply with respect to Eligible Compensation earned on or after January 1, 2026, a Participant shall be permitted to make a Payment Form Election to have Participant Deferral Contributions and Company Matching Contributions paid in a single cash lump sum or in annual installments over a period of two, three, four or five years, in all cases net of all applicable employment and income tax withholdings. The amount of each installment payment will equal the balance of a Participant’s account attributable to Participant Deferral Contributions and Company Matching Contributions that are subject to such installment distribution election divided by the number of installment payments remaining to be made. In the absence of a valid Payment Form Election, amounts will be paid in a single cash lump sum. For the avoidance of doubt, a Participant shall not be permitted to make a Payment Form Election or otherwise change the form of payment for any portion of the Participant’s Benefit attributable to Participant Deferral Contributions and Company Matching Contributions credited prior to January 1, 2026 (which shall be paid in a single cash lump sum).

Except as provided in the following paragraph, payment shall be made (or commence, in the case of any amounts for which the Participant has elected annual installments) within thirty (30) days following the earlier of (i) the Participant’s Separation from Service, or (ii) the date on which a change of control occurs with respect to the Company. For purposes of the preceding sentence only, a change of control shall be defined as a change in the ownership or effective control, or a change in the ownership of a substantial portion of the assets, of the Employer, all as determined under Treas. Reg. Section 1.409A-3(i)(5).

Notwithstanding the foregoing, if the Participant is determined by the Administrator to be a ‘specified employee’ within the meaning of Section 409A(a)(2)(B)(i) of the Code, payment of such Participant’s Benefit shall be delayed until the first day of the seventh (7th) month following the Participant’s Separation from Service. In the event the Participant’s Benefit is delayed, the Participant’s notional account shall continue to be adjusted in accordance with Section 4.03 until the Participant’s Benefit is payable. If any portion of the Participant’s Benefit is payable in installments, the second installment payment shall be made within thirty (30) days of the first anniversary of the Participant’s Separation from Service.

In the event that the Participant is not living at the time of distribution, payment shall be made (or commence, in the case of any amounts for which the Participant has elected annual installments) to his or her Beneficiary, within sixty (60) days following death.

For purposes of this Section 4.05, all payments, including annual installment payments, shall be treated as separate payments under Section 409A of the Code.”

6.    Section 4 of the Plan is further amended by adding the following new Section 4.09:
“4.09    Limited Cashouts
If, at the time payment is due pursuant to Section 4.05, the aggregate amount of a Participant’s Benefit does not exceed the applicable dollar amount under Section 402(g)(1)(B) of the Code, the Participant’s vested Benefit shall be accelerated and paid in a single cash lump sum, provided that the payment results in the termination of the Participant’s entire interest in the Plan and any plans that are aggregated with the Plan pursuant to Treasury Regulation Section 1.409A-1(c)(2).”

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ADMINISTRATOR                            DATE
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